UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2004

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

333-97187	72-1535634
(Commission File Number)	(IRS Employer Identification No.)

SUITE 900, 789 WEST PENDER STREET
VANCOUVER, BRITISH COLUMBIA	V6C 1H2
(principal executive offices)	(Zip Code)

(604) 893-8891
(Registrant's telephone number, including area code)

12880 Railway Avenue, Unit 35, Richmond, British Columbia, Canada V7E 6G4
(Former name or former address if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On January 20, 2004, as a direct result of the transaction referred to in Item 2 hereof, Raoul Tsakok, and Richard Shao, stockholders of Micro Express Ltd., a British Virgin Islands corporation ("Micro"), became "control persons" of the Registrant as that term is defined in the Securities Act of 1933, as amended.

     The status of Messrs. Tsakok, and Shao as control persons arose from the issuance of 19,000,000 shares of the Registrant's common stock (approximately 52.25 percent of the total issued and outstanding shares) out of a total of 25,000,000 shares of common stock that were issued to the stockholders of Micro (two of whom were Messrs. Tsakok, and Shao) in exchange for all of the stockholders' shares of the Micro common stock. As a result of the exchange, Micro became a wholly-owned subsidiary of the Registrant.

     Additionally, on January 20, 2004, Mr. James M. Hutchinson, the Secretary, Treasurer, Chief Financial Officer and Director of the Registrant resigned all of his positions as an officer and director of the Registrant, and Mr. Brian C. Doutaz, resigned as President and Chief Executive Officer, but retained his position as a director.

     On January 20, 2004, Raoul Tsakok was appointed as a director and assumed the position of Chairman, Richard Shao was appointed as director and President, and Patrick Chan was appointed as director. The three were appointed as directors until the next Annual General Meeting or until their successors are duly appointed or elected.

     The following sets forth certain information concerning each of the Registrant's new directors and executive officers:

     Mr. Raoul N. Tsakok, Chairman. Mr. Tsakok has worked in the Investment Management business for over 30 years. He has been chairman of Sagit Investment Management Ltd since 1987. He has been Chairman of Richco Investors Inc. for almost 10 years. He holds an MBA degree and is a Chartered Financial Analyst (CFA).

     Mr. Xuxin (Richard) Shao, President and Director. Mr. Shao was born and educated in China. He received his degrees from engineering schools in China, specializing in mineral processing. Between his Bachelor and Ph.D. degrees, he held a research engineer position with the Chemical Mines Design and Research Institute of the Ministry of Chemical Industry in Lianyun Harbour, Jiangsu, China. During his graduate studies at the China University of Mining and Technology, he conducted research on phosphate flotation using interfacial, colloidal and solution chemical theories and authored and coauthored more than 50 research reports and publications on this and other related subjects. After receiving his Ph.D. in 1990 from China University of Mining and Technology, Mr. Shao taught as an associate Professor and was acting Department Head in Mineral Processing at the China University of Mining and Technology for six years.

     In 1996, Mr. Shao accepted a position as Research Scientist for the Center for Applied Energy Research at the University of Kentucky in cooperation with the Department of Energy of the US Federal Government. Since 1998, Dr. Shao has worked as an advisor to a number of companies in the evaluation and processing of minerals in North America and China.

     Patrick P. L. Chan B.Comm, C.A. FHKSA, Director. Patrick was born in Hong Kong and graduated from McGill University in Montreal, Quebec in 1977 with a Bachelor of Commerce degree in accounting and finance. He has more than 25 years of accounting and corporate finance experience in both North America and in Asia.

     He was the partner in charge of Coopers and Lybrand Mergers and Acquisitions Group ( now PriceWaterhouse Coopers) and left his practice in Toronto, Canada in 1993 to pursue operational and merchant banking opportunities in Asia and in The Peoples' Republic of China.

     Aside from being a senior member of Coopers and Lybrand, he was also the chief operating officer of an Asia-based public multi-national in consumer products. At present, Patrick is a senior member of the management team of a premier PRC beverage and consumer products company.

Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth, as of January 20, 2004, information concerning ownership of the Registrant's securities by:

- Each person who owns beneficially more than five percent of the outstanding shares of the Registrant's common stock;

- Each director;

- Each named executive officer; and

- All directors and officers as a group.

SHARES BENEFICIALLY OWNED (2)

NAME OF BENEFICIAL OWNER (1)	NUMBER	PERCENT

Raoul Tsakok	15,000,000	41.25%
Richard Shao	4,000,000	11.00%
Patrick Chan	0	0%
Brian Doutaz	5,000000	13.75%

All directors and executive officers as a group	24,000,000	66.00%

(1)	Unless otherwise indicated, the address for each of these stockholders is c/o Sterling Group Ventures, Inc., Suite 900 – 789 West Pender Street, Vancouver, BC V6C 1H2. Please see Item 5 of this Current Report for information regarding address change. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of the Registrant's common stock which he or she beneficially owns.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. As of the date of this Current Report, there were issued and outstanding 36,360,000 shares of the Registrant's common stock.

     There are no arrangements, known to the Registrant, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant.

     There are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

     The foregoing description of the transactions is qualified in its entirety to the information contained in Item 2 of this Current Report and the full text of the Acquisition Agreement, filed as an exhibit to this Current Report.

ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS.

     On January 20, 2004 the Registrant completed the acquisition of all of the issued and outstanding shares of Micro pursuant to an Acquisition Agreement, filed as an exhibit to this Current Report. Pursuant to the transaction, the Registrant issued an aggregate of 25,000,000 shares of the Registrant’s common stock to the stockholders of Micro in exchange for 100% of the shares of Micro common stock. A majority of the shares were issued to Raoul Tsakok (15,000,000 shares), and Richard Shao (4,000,000 shares).

     Micro is a private company which is a party to an agreement with Sichuan Province Mining Ltd, which is 40% held by the Bureau of Sichuan Geology and Resources of the Sichuan Government. Under the terms of the agreement, Micro has the right to acquire at least 75% of the shares of a co-operative joint venture company to be formed and which will hold the necessary mining licenses (5). The business of the joint venture company is to develop the Jiajika spodumene property for the extraction of lithium, lithium salts, and other minerals. The initial capacity of the company is 900,000 tonnes/annum. The spodumene concentrate expected to be produced is 176,000 tonnes/annum and tantalum concentrate is 166 tonnes/annum. The total investment required is estimated at 238 million Chinese Yuan. The initial registered capital is 83 million Chinese Yuan, 35% of the total investment. Sichuan Mining Ltd. will contribute 21 million Chinese Yuan including the mining permits to hold 25% of the JV company. Micro will contribute 62 million Chinese Yuan to hold 75% of the JV company.

     Micro has also signed a letter of intent with Hunan Daoxian County Local Government to develop the lithium/rubidium mine in Daoxian, Hunan Province. The Hunan County will contribute a mining license and earn 10% of the 30 year mining joint venture to be formed. Micro will earn 90% by developing and putting the lithium mine into production.

     The foregoing description of the transactions is qualified in its entirety to the full text of the Capital Stock Exchange Agreement and the Stock Purchase Agreement, filed as exhibits to this Current Report.

      On December 28, 2003, a second letter of intent was signed with Lushi Guanpo Minerals Development Ltd. (“Lushi of Henan Province of China) to earn more than 90% of the project by taking the project into the production. The property is estimated to contain 200,000 tonnes of Li2O with grading 1%. The concession is about 100 square km and has a large potential to increase the resources of lithium. The property has excellent infrastructure. The elevation of the property is about 800 meters above sea level. The landform is flat and the property can be mined year round. Currently, Lushi holds three mining permits and has approvals from the Henan provincial government and central government of China.

ITEM 5. OTHER EVENTS.

     As of January 20, 2004, the Registrant changed its address. The Registrant's new address is Suite 900 – 789 Pender Street, Vancouver, BC V6C 1H2. The Registrant's new telephone number is (604) 893-8891 .

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired. Financial statements for Micro Express Ltd. for November 30, 2003 (Unaudited), May 31, 2003 and 2002 can be found in exhibit 99.1.

(b)	Pro forma financial information. Pro forma financial statements can be found in exhibit 99.2.

(c)	Exhibits. The following exhibits are filed herewith:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Acquisition Agreement between the Registrant and Micro Express Ltd., dated January 20, 2004. (Incorporated herein by reference to the registrant’s report on Form 8-K, as filed with the Commission on January 29, 2004.)

99.1	Press Release, dated January 22, 2004. (Incorporated herein by reference to the registrant’s report on Form 8-K, as filed with the Commission on January 29, 2004.)

99.2	Financial Statements for Micro Express Ltd. for November 30, 2003 (Unaudited), May 31, 2003 and 2002

99.3	Pro Forma Consolidated Financial Statements

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2004 .

STERLING GROUP VENTURES, INC.

/s/ Richard Shao
Richard Shao, President